UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 26, 2016
Date of Report (Date of earliest event reported)

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14101 Capital Boulevard, Youngsville, NC 27596
(Address of principal executive offices)

(919) 526-1400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 26, 2016, Xerium Technologies, Inc., a Delaware corporation (the “Company”) and its subsidiary guarantors named therein (collectively, the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Jefferies LLC, as representative of the initial purchasers listed in Schedule I thereto, relating to the sale by the Company $480 million aggregate principal amount of its 9.500% senior secured notes due 2021 (the “Senior Notes”) in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), and outside of the United States to non-U.S. persons pursuant to Regulation S under the Act.
The Company intends to use the net proceeds from the offering, together with a borrowing of $3 million under the Company’s revolving credit facility, to repay all amounts outstanding under its existing term loan credit facility, to redeem all of its 8.875% Senior Notes due 2018 at a redemption price equal to 102.219% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption, to pay fees and expenses relating to these transactions, and for working capital and other general corporate purposes.
The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Guarantors. Under the terms of the Purchase Agreement, the Company and the Guarantors have agreed to indemnify the initial purchasers against certain liabilities. The offering of the Senior Notes is expected to close on or about August 9, 2016.
The description of the Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy the Senior Notes, or any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Item 7.01 Regulation FD Disclosure.
On July 26, 2016, the Company issued a press release announcing the pricing of the Senior Notes. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.
The information in Exhibit 99.1 attached hereto, are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated July 26, 2016 by and among the Company, the Guarantors and Jefferies LLC, as representative of the initial purchasers named therein.
99.1	Press release of Xerium Technologies, Inc. dated July 26, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

By	/s/ Clifford E. Pietrafitta
Name:	Clifford E. Pietrafitta
Title:	Executive Vice President and Chief Financial Officer
Date:  July 28, 2016